Elite Pharmaceuticals, Inc. Reports Financial Results for the

Three Months Ended June 30, 2012

Revenues from new products continue to grow

Northvale, NJ – August 14, 2012: Elite Pharmaceuticals, Inc. (OTC:BB: ELTP), a specialty pharmaceutical company dedicated to developing and commercializing oral controlled release product formulations and the manufacturing of generic pharmaceuticals, announced results for the three months ended June 30, 2012.

Consolidated revenues were $0.6 million for the quarter, an increase of almost 20% when compared to the quarter ended March 31, 2012 exclusive of a milestone payment in the December quarter. This increase is the result of the continuing growth of the new revenue streams that have been created within the last fourteen months. All revenues during this quarter were generated from the recently launched phentermine and hydromorphone tablets which are distributed under license by TAGI Pharma, Lodrane D® capsules, which were co-developed with and sold by ECR Pharmaceuticals, and methadone tablets, which Elite manufactures on a contract basis for ThePharmaNetwork. Additionally, Elite has two ANDAs pending approval with the FDA and two manufacturing transfers pending approval by the FDA.

When compared to the comparable prior year period, Elite’s revenues decreased 40%, from $1.0 million in revenues generated during the quarter ended June 30, 2011, the last quarter in which Elite manufactured and sold the Lodrane extended release products. Elite’s operations generated $0.3 million negative cash flow during the quarter, compared with positive operating cash flows of $0.2 million for the comparable quarter of last year. These decreases in revenues and cash flows, when compared to the June 2011 quarter, were mainly the result of the removal of the Lodrane extended release products from the US market, pursuant to a directive from the US Food and Drug Administration (FDA) which applied to approximately 500 products, including the Lodrane extended release products. At the time of the FDA’s directive, the Lodrane extended release products comprised 97% of Elite’s revenues, and the new revenue streams, while growing, have not yet achieved the levels of the Lodrane extended release products that were discontinued during the June 2011 quarter.

Consolidated loss from operations was $(0.5 million) for this quarter, compared with a loss from operations of $(0.3 million) in the comparable quarter of the prior year.

GAAP net loss for the quarter, including non-cash expenses relating to the accounting treatment of preferred share and warrant derivatives was $(10.5 million), compared to a GAAP net loss of $(30.7 million) for the comparable quarter of the prior year.

Basic and diluted loss per common share for the quarter was $(0.03) on a weighted average 337.3 million common shares outstanding, compared to a basic and diluted loss per common share of $(0.13) and a weighted average common shares outstanding of 232.0 million shares in the comparable quarter of the prior year. The increase in common shares outstanding are primarily due to conversion of preferred shares into common shares during that last 12 months

Jerry Treppel, Chairman and CEO of Elite commented, “We have made progress on many fronts. As noted in prior paragraphs, our currently marketed products continue to grow generating more revenue for Elite. Our development projects with clients continue to move forward. The development of our abuse-resistance products continue to move forward. We are just now completing an FDA general cGMP review and several pre-approval inspection reviews of our facility. These are necessary to achieve our product approval goals as well as to begin commercial production in our new manufacturing space.”

The Company will host a conference call to discuss the results of operations and provide an update on recent business developments on Wednesday, August 15, 2012 at 10:00 AM EDT. Company executives will also conduct a question and answer session following their remarks.

To access the conference call:

Domestic callers: (800) 346-7359

International callers: (973) 528-0008

Conference Entry Code: 98840

A digital telephone replay will be available approximately one hour after the conclusion of the call for two weeks until August 29, 2012 by dialing:

Domestic callers: (800) 332-6854

International callers: (973) 528-0005
Conference entry code: 98840

Financial Statements

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2012 (Unaudited)	March 31, 2012 (Audited)
CURRENT ASSETS
Cash and cash equivalents	$475,055	$668,407
Accounts receivable (net of allowance for doubtful accounts of zero)	497,902	396,847
Inventories (net of allowance of $93,338 and $93,338, respectively)	362,965	304,882
Prepaid expenses and other current assets	83,813	127,704

Total current assets	1,419,735	1,497,840

PROPERTY AND EQUIPMENT- net of accumulated depreciation and amortization of $4,774,257 and $4,659,670 , respectively	4,185,471	4,284,786

INTANGIBLE ASSETS – net of accumulated amortization of zero and zero, respectively	658,795	642,848

OTHER ASSETS
Investment in Novel Laboratories Inc.	3,329,322	3,329,322
Security deposits	14,913	14,913
Restricted cash – debt service for EDA bonds	321,303	280,585
EDA Bond offering costs, net of accumulated amortization of $96,885 and $93,030, respectively	257,568	261,423

Total other assets	3,923,106	3,886,243

TOTAL ASSETS	$10,187,107	$10,311,717

LIABILITIES AND STOCKHOLDERS (DEFICIT)

	June 30, 2012 (Unaudited)	March 31, 2012 (Audited)
CURRENT LIABILITIES
EDA Bonds payable	$3,385,000	$3,385,000
Short term loans and current portion of long-term debt	10,028	13,316
Accounts payable and accrued expenses	1,310,989	1,066,494
Deferred revenues – current	13,333	13,333
Preferred share derivative interest payable	43,555	70,966

Total Current Liabilities	4,762,903	4,549,109

LONG TERM LIABILITIES
Deferred Revenues	162,222	165,558
Other long term liabilities	88,464	87,404
Derivative Liability – Preferred Shares	11,490,340	8,506,106
Derivative Liability – Warrants	17,041,072	11,987,222

Total Long-Term Liabilities	28,782,098	20,746,290

Total Liabilities	33,545,001	25,295,399

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS (DEFICIT)

Common Stock – par value of $0.001, Authorized 690,000,000 Issued and outstanding – 346,216,619 and 331,649,728 shares, respectively	346,217	331,650

Additional paid-in capital	117,044,126	114,910,812

Accumulated deficit	(140,441,398)	(129,919,303)

Treasury stock, at cost (100,000 common shares)	(306,841)	(306,841)

Total Stockholders (Deficit)	(23,357,896)	(14,983,682)

TOTAL LIABILITIES AND STOCKHOLDERS (DEFICIT) EQUITY	$10,187,107	$10,311,717

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
	2012 (unaudited)	2011 (unaudited)
REVENUES:
Manufacturing Revenues	$379,697	$599,439
Royalties and Profit Splits	128,495	310,031
Lab Fee Revenues	70,364	80,506
Total Revenues	578,556	989,976

Cost of Revenues	454,364	425,368
Gross Profit	124,192	564,608

OPERATING EXPENSES
Research and Development	196,882	445,497
General and Administrative	364,961	324,596
Non-cash compensation through issuance of stock options and warrants	6,113	6,113
Depreciation and amortization	41,998	124,934
Total Operating Expenses	609,954	901,140

(LOSS) FROM OPERATIONS	(485,762)	(336,532)

OTHER INCOME / (EXPENSES):
Interest expense, net	(58,539)	(57,370)
Change in fair value of outstanding warrant derivatives	(5,088,733)	(13,583,430)
Change in fair value of preferred share derivatives	(4,643,484)	(16,610,788)
Interest expense attributable to preferred share derivatives	(55,077)	(142,806)
Discount in Series E issuance attributable to beneficial conversion features	(187,500)	—
Total Other Income / (Expense)	(10,033,332)	(30,394,394)

(LOSS) BEFORE PROVISION FOR INCOME TAXES	(10,519,095)	(30,730,926)

Provision for Income Taxes	3,000	2,500

(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(10,522,095)	$(30,733,426)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	337,272,222	232,003,497

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. develops oral sustained and controlled release products. Elite's strategy includes assisting partner companies in the life cycle management of products to improve off-patent drug products and developing generic versions of controlled release drug products with high barriers to entry. Elite has four commercial products with five additional products under review, pending approval by the FDA. Elite’s lead pipeline products include abuse resistant opioids utilizing the company’s patented proprietary technology, and a once-daily opioid. They are sustained release oral formulations of opioids for the treatment of chronic pain, which address two of the limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential abuse. Elite also has partnered with Mikah Pharma to develop a new product, with Hi-Tech Pharmacal to develop an intermediate for a generic product, and a Hong Kong based company to develop a branded product for the United States market and its territories. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, delays, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements These risks and other factors, including, without limitation, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com